Exhibit 99.45

CONSENT OF AUTHOR

To:	British Columbia Securities Commission

Alberta Securities Commission

Ontario Securities Commission

Autorité des marches financiers (Québec)

Dear Sirs/Mesdames:

Reference: Goldgroup Mining Inc.

I, Cristian Garcia, PEng., QP., co-author of the Technical Report entitled “Cerro Prieto Project, Heap Leach Project, Magdalena de Kino, State of Sonora, Mexico” prepared for Goldgroup Mining Inc., (the “Company”), dated 4 April 2025 (the “Technical Report”), do hereby consent to the public filling of the Technical Report with the above listed commissions and any other applicable regulatory authorities, and to the use of extracts from, or a summary of the Technical Report in the Company’s news dated November 6, 2025 (the “News Release”).

I also confirm that I have read the News Release, and that it fairly and accurately represents the information in the parts of the Technical Report for which I am responsible.

Dated the 6th day of November 2025.

signed / Cristian Garcia /
Cristian Garcia, P.Eng., QP